EXHIBIT 99.2

IMMEDIATE RELEASE	NEWS
July 1, 2011	NASDAQ-EVOL

Evolving Systems Closes Sale of Numbering Solutions Business to Neustar, Inc.

ENGLEWOOD, Colorado — Evolving Systems, Inc. (Nasdaq: EVOL), a leading provider of software solutions and services to the wireless, wireline and IP carrier market, today announced it has closed the sale of its Numbering Solutions business to Neustar, Inc. (NYSE: NSR) for approximately $39.0 million in cash and the assumption of certain liabilities.

Thad Dupper, chairman and CEO of Evolving Systems, said, “The sale of our Numbering business was beneficial to our stockholders as well as to Neustar.  Our going forward business model focuses on our Activation solutions — specifically our Dynamic SIM Allocation™ (DSA), Tertio Service Activation™ (TSA), and Intelligent M2M Controller™ (IMC) products — where we see excellent growth potential.”

Lazard acted as financial advisor and B. Riley & Co. provided a fairness opinion to Evolving Systems for this transaction.

About Evolving Systems®

Evolving Systems, Inc. (NASDAQ: EVOL) is a provider of software and services to 50 network operators in over 40 countries worldwide.  The Company’s product portfolio includes market-leading activation products that address subscriber service activation, SIM card activation, mobile broadband activation as well as the activation of connected devices.  Founded in 1985, the Company has headquarters in Englewood, Colorado, with offices in the United Kingdom, India and Malaysia.  Further information is available on the web at www.evolving.com.

CAUTIONARY STATEMENT

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, based on current expectations, estimates and projections that are subject to risk.  Specifically, statements about growth potential described in this press release are forward-looking statements.  These statements are based on our expectations and are naturally subject to uncertainty and changes in circumstances. Readers should not place undue reliance on these forward-looking statements, and the Company may not undertake to update these statements. Actual results could vary materially from these expectations.  For a more extensive discussion of Evolving Systems’ business, and important factors that could cause actual results to differ materially from those contained in the forward-looking statements, please refer to the Company’s Form 10-K filed with the SEC on March 8, 2011, as well as subsequently filed Forms 10-Q, 8-K and press releases.

CONTACTS:

Investor Relations

Jay Pfeiffer

Pfeiffer High Investor Relations, Inc.

303.393.7044

jay@pfeifferhigh.com

Press Relations

Sarah Hurp

Marketing Manager

Evolving Systems

+44 1225 478060

sarah.hurp@evolving.com